UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 7, 2019 (December 31, 2018)

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

12120 Sunset Hills Road, Suite 330, Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Agreement with Corey Needles

As previously disclosed, on December 12, 2018, Internap Corporation (the “Company”) and Corey Needles decided that Mr. Needles’s employment would cease, as part of the Company’s realignment of its organization structure, with all operations reporting to Andrew G. Day, Chief Operating Officer.

In connection with Mr. Needles’ departure, on December 31, 2018, the Company and Mr. Needles entered into a Release Agreement (the “Release Agreement”).  Pursuant to the Release Agreement, Mr. Needles became entitled to a severance pay equal to $250,000 payable over a twelve (12) month period, which is the severance benefit as set forth in Mr. Needles’ Offer Letter, dated as of January 3, 2017 (the “Needles Offer Letter”).

The Release Agreement also contains customary release and non-disparagement provisions. The Release Agreement terminates and supersedes the Needles Offer Letter.

The foregoing description of (i) the Release Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference and (ii) the Needles Offer Letter is qualified in its entirety by reference to the full text of the original agreement, a copy of which is attached hereto as Exhibit 10.2.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Release Agreement, executed December 31, 2018, by and between the Company and Corey Needles. Filed herewith.

10.2
Offer Letter, dated January 3, 2017, by and between the Company and Corey Needles (incorporated herein by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q, filed on May 3, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: January 7, 2019	By:	/s/ Richard P. Diegnan
Richard P. Diegnan
EVP and General Counsel